SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                     FORM 8-K
                                  CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): October 17, 2002


                        PAK MAIL CENTERS OF AMERICA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     Colorado                      0-18686                    84-0934575
(State or other                (Commission File Number)     (IRS Employer
jurisdiction of                                           Identification No.)
incorporation)

             7173 South Havana Street, Englewood, Colorado 80112
        (Address of Principal Executive Offices, including  Zip Code)


                              (303) 957-1000
        (Registrant's Telephone Number, Including Area Code)


                                       N/A
       (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

     On October 17, 2002, Pak Mail Centers of America, Inc., a Colorado corporation (the "Company"), entered into an Agreement and Plan of Merger with Pak Mail Acquisition Corp., a Colorado corporation. The merger agreement contemplates that, subject to the approval of the Company's shareholders and other customary closing conditions, Pak Mail Acquisition Corp. will be merged with and into the Company, with the Company as the surviving corporation. In connection with the Merger Agreement, each shareholder of the Company except for Pak Mail Acquisition Corp. will be entitled to receive $0.0516 in exchange for each common share of the Company held by such shareholder. Each common share of Pak Mail Acquisition Corp. would be canceled, and and the holders of such canceled shares will receive common shares in the surviving corporation. A copy of the merger agreement is attached hereto as Exhibit 2.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)   Exhibits

  2.1 Agreement and Plan of Merger dated as of October 17, 2002 by and between Pak Mail Centers of America, Inc.and Pak Mail Acquisition Corp.

  99.1 Press Release dated October 17, 2002 announcing the proposed merger by and between Pak Mail Centers of America, Inc. and Pak Mail Acquisition Corp.
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                            SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 21, 2002.

                                   PAK MAIL CENTER OF AMERICA, INC.


                                  /s/   P. Evan Lasky
                                        ----------------------------------------
Date: October 21, 2002            By:   P. Evan Lasky
                                  Its:  President and Chief Executive Officer